The Somerset Group, Inc.
2800  First Indiana Plaza
135 N. Pennsylvania St.
Indianapolis, Indiana  46204


This proxy is solicited on behalf of the Board of Directors of the Corporation

The undersigned hereby appoints Sharon J. Sanford and Marni McKinney Jakubovie, and each of them, attorneys--in-fact and proxies, with full power of substitution, to vote as designated below all shares of The Somerset Group, Inc. (the "Corporation') which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on April 27, 1995. at 9:00 a.m., EST, and at any adjournment thereof.

1.  Election of Directors

__ For all nominees listed below (except as marked to the
                                  contrary below)

__ Withhold authority to vote for all nominees

Nominees for a term of three years:
      Robert H. McKinney and Michael L. Smith

Instruction: top withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

2.  The Transaction

Vote to approve the proposed sale by the Corporation of the assets and businesses of the Grove City, Ohio and Westfield, Indiana precast/prestressed concrete facilities of its American Precast Concrete Division to Fabcon, Incorporated, as more fully described in the Corporation's Proxy Statement dated April 11, 1995.

__ FOR             __  AGAINST              __  ABSTAIN

3. in their discretion, the Proxies are authorized to vote such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1,2 and 3.

The undersigned acknowledges receipt from The Somerset Group, Inc. prior to the execution of this proxy, of notice of the meeting, a proxy statement and an Annual Report to Shareholders.

Please sign exactly as name appears below. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature ____________________________________

Signature if held jointly  _____________________________________

Date:  _______________ , 1995


 Please mark, sign, date and return the proxy card promptly using the enclosed envelope.


REVOCABLE PROXY